                                                                     EXHIBIT 4.1

                              INFORMIX CORPORATION

                         REGISTRATION RIGHTS AGREEMENT

    This Registration Rights Agreement (this "Agreement") is made and entered into as of October 25, 1995 by and among Informix Corporation, a Delaware corporation (the "Company"), and each of the holders of the Company's Common Stock, $.01 par value per share ("Company Common Stock"), set forth in the Schedule of Stockholders attached as Exhibit A hereto (each, a "Stockholder"). Each of the Stockholders has received Company Common Stock in connection with the merger of Stanford Technology Group, Inc. ("STG") with a wholly owned subsidiary of the Company pursuant to an Agreement and Plan of Reorganization dated as of October 25, 1995 (the "Reorganization Agreement").

    That parties hereto, intending legally to be bound, hereby agree as follows:

    1. DEFINITIONS. As used in this agreement, the following terms shall have the meanings ascribed to them below:

        (a) "BUSINESS DAY" means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which national banking institutions are authorized by law, regulation or executive order to close.

        (b) "PROSPECTUS" means the prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplements with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, by any other amendments and prospectus supplements (including post-effective amendments), and by any material incorporated by reference therein.

        (c) "REGISTRABLE SECURITIES" means (i) the shares of Company Common Stock received by the Stockholders in the amount and as of the date set forth in the Schedule of Stockholders and (ii) any securities issued or issuable in respect of or in exchange for any of the shares of Company Common Stock referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares of Company Common Stock, recapitalization, reclassification, merger, consolidation, or exchange offer. For purposes of this Agreement, a Registrable Security ceases to constitute a Registrable Security (i) when such Registrable Security shall have been effectively registered under the Securities Act and disposed of pursuant to the Registration Statement (ii) when such Registrable Security shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) when such Registrable Security shall have been otherwise transferred and a new certificate for such Registrable Security not bearing a legend restricting further transfer shall have been delivered by the Company, (iv) on the second anniversary of the date of original issuance, (v) with respect to a Stockholder, on the date on which all of such Stockholder's remaining Registrable Securities could be sold in a single transaction in compliance with Rule 144 under the Securities Act, or (vi) when such Registrable Security shall have ceased to be outstanding.

        (d) "REGISTRATION STATEMENT" shall mean the applicable registration statement filed by the Company to effect the registration, qualification or compliance contemplated herein.

        (e) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

    2.  REQUESTED REGISTRATION.

        (a) REQUEST FOR REGISTRATION. Subject to the terms of this Agreement, if at any time after January 1, 1996, the Company shall receive from any Stockholder or group of Stockholders a written request that the Company effect any registration, qualification or compliance with respect to all or a part of the Registrable Securities, the anticipated gross offering price of which would exceed $2,000,000, the Company will:

           (i) promptly give written notice of the proposed registration, qualification or compliance to all other Stockholders; and

           (ii) as soon as practicable, use its reasonable best efforts to effect within 60 days of the receipt of such request such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Stockholder or Stockholders joining in such request as are specified in a written request received by the Company within 15 days after receipt of such written notice from the Company;

    PROVIDED, HOWEVER, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section:

           (A) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

           (B) prior to 90 days immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan);

           (C) more than once in any six-month period;

           (D)  after  the Company  has  effected three  (3)  such registrations pursuant to this Section, such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold; or

           (E) prior to the publication of financial results covering at least thirty (30) days of the combined operations of the Company and STG after the merger contemplated by the Reorganization Agreement has been completed, and such publication is in accordance with the requirements of Accounting Series Release No. 130 of the Securities and Exchange Commission.

        Subject to the foregoing clauses, the Company shall file a Registration Statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of any Stockholder or Stockholders. If, however, the Company shall furnish to the Stockholder or Stockholders requesting a Registration Statement pursuant to this Section a certificate signed by the President or Chief Financial Officer of the Company stating that in the good faith judgment of such officer, it would be detrimental to the Company and its stockholders for such Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, the Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the Stockholder or Stockholders requesting such registration.

        (b) UNDERWRITING. If the Stockholders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request and the Company shall include such information in its written notice to the other Stockholders. The right of any Stockholder to registration pursuant to this Section shall be conditioned upon such Stockholder's participation in such underwriting and the inclusion of such

    Stockholder's Registrable Securities in the underwriting to the extent provided herein. Notwithstanding any other provision of this Section, if the managing underwriter advises the Stockholders in writing that marketing factors require a limitation of the number of shares to be underwritten, then, subject to the provisions of Section 2(a), the Company shall so advise all Stockholders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Stockholders requesting inclusion in the registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities originally requested by such Stockholders to be included in the Registration Statement. No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

        If any Stockholder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other Stockholders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Stockholders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Stockholders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section. If the registration does not become effective due to the withdrawal of Registrable Securities, then either (1) the Stockholders requesting registration shall reimburse the Company for expenses incurred in complying with the request or (2) the aborted registration shall be treated as effected for purposes of Section 2(a)(D).

    3.  COMPANY REGISTRATION.

        (a) NOTICE OF REGISTRATION. Subject to the terms of this Agreement, if the Company shall determine to register any shares of its Common Stock, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than: (A) a
    registration  relating  solely   to  employee  benefit   plans;  or  (B)   a
    registration relating solely to a transaction pursuant to Rule 145 promulgated under the Securities Act; the Company will:

           (i) promptly give to each Stockholder written notice thereof; and

           (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 10 days after receipt of such written notice from the Company, by any Stockholder or Stockholders;

        (b) NOTICE OF UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Stockholders as a part of the written notice given pursuant to Section 3(a). In such event, the right of any Stockholder to registration shall be conditioned upon such underwriting and the inclusion of the Registrable Securities held by such Stockholder in such underwriting to the extent provided in this Section 3. All Stockholders proposing to distribute their Registrable Securities through such underwriting (together with the Company and the other stockholders distributing their securities through such underwriting) shall enter into an underwriting agreement with the Underwriter's Representative for such offering. The Stockholders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 3.

        (c) UNDERWRITER'S REPRESENTATIVE. Notwithstanding any other provision of this Section, if the Underwriter's Representative determines that marketing factors require a limitation of the number of shares of Company Common Stock to be underwritten, the Underwriter's Representative may limit (or exclude altogether) the number of Registrable Securities to be included in the registration and underwriting. In such event, the Company shall also advise all Stockholders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among the Stockholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Stockholder. If any Stockholder disapproves of the terms of any such underwriting, such Stockholder may elect to withdraw therefrom by written notice to the Company and the Underwriter's Representative. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

        (d) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not any Stockholder has elected to include securities in such registration.

    4.  REGISTRATION PROCEDURES.

        (a) COMPANY PROCEDURES. In connection with the Company's registration obligations pursuant to Section 2, the Company shall not be required to maintain and keep any such registration under the Securities Act effective for a period equal to the shorter of thirty (30) days or that time reasonably necessary to permit the disposition of the Registrable Securities subject to such registration. Subject to such limitation, in connection with the Company's registration obligations pursuant to Sections 2 and 3, the Company shall:

           (i) keep each of the Stockholders whose Registrable Securities are included in any registration advised as to the initiation and completion of such registration;

           (ii) deliver to each Stockholder, without charge, as many copies of the then-effective Prospectus covering such Registrable Securities and any amendments or supplements thereto as such Stockholder may reasonably request;

           (iii) cooperate  with  the  Stockholders  to  facilitate  the  timely
       preparation   and  delivery  of   certificates  representing  Registrable
       Securities to be sold; and

           (iv) prepare and file, if necessary, a post-effective amendment or supplement to the Registration Statement or the related Prospectus(es) or any document incorporated therein by reference or file any other required document so that such Registration Statement and Prospectus will not thereafter contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

        (b)  STOCKHOLDER PROCEDURES.

           (i) The Company may require each Stockholder to furnish to the Company in writing such information regarding such Stockholder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

           (ii) Each Stockholder agrees to use its reasonable best efforts to cooperate with the Company in connection with the preparation and filing of a Registration Statement.

    5. REGISTRATION EXPENSES. All Registration Expenses (defined below) incident to a registration of Registrable Securities pursuant to Section 2 and
Section 3 of this Agreement shall be borne by the Company. Registration Expenses shall include all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), fees and disbursements of the Company's counsel and its independent certified public accountants, securities acts liability insurance (if the Company elects to obtain such insurance), reasonable fees and expenses of any special experts retained by the Company in connection with any registration hereunder, and reasonable fees of a single special counsel to the Stockholders (all such expenses being herein referred to as "Registration Expenses"); PROVIDED, HOWEVER, that Registration Expenses shall not include any sales or underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities.

    6.  INDEMNIFICATION; CONTRIBUTION.

        (a) INDEMNIFICATION BY THE COMPANY. The Company shall indemnify and hold harmless, to the full extent permitted by law, each Stockholder, and each person who controls (within the meaning of the Securities Act) the Stockholder and his respective representatives and agents, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) under the Securities Act, the Exchange Act, applicable state securities law, common law or otherwise resulting from or based upon any untrue or alleged untrue statement of a material fact0 contained in the Registration Statements, any related Prospectus, or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except in each case insofar as the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, Prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to the Company by such Stockholder expressly for use therein, and will reimburse each Stockholder, each such controlling person and his respective representatives and agents for any legal and other expenses reasonably incurred as such expenses are incurred by such Stockholder, each such controlling person and his respective representatives and agents in connection with investigating, defending, settling, compromising or payment any such loss, claim, damages, liability or expense; provided, however, that the Company will not be liable to any such person or entity with respect to any such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus that is corrected in the final prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (or any amendment or supplement to such prospectus) if the person asserting any such loss, claim, damage, liability or expense purchased securities but was not sent or given a copy of the prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such securities to such person in any case where such delivery of the prospectus (as amended or supplemented) is required by the Securities Act, unless such failure to deliver the prospectus (as amended or supplemented) was a result of the Company's failure to provide such prospectus (as amended or supplemented). This indemnity is in addition to any liability that the Company may otherwise have.

        (b) INDEMNIFICATION BY THE HOLDERS. Each Stockholder shall, if Registrable Securities are included in a registration effected pursuant to this Agreement, indemnify and hold harmless, to the full extent permitted by law, the Company, its respective officers, directors, employees, representatives and agents, and each person who controls (within the meaning of the Securities Act) the Company, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) under the Securities Act, the Exchange Act, applicable state securities law, common law or otherwise resulting from or based upon any untrue and alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, Prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to the Company by such Stockholder expressly for use therein, and will reimburse the Company, its respective officers, directors, employees, representatives and agents, and each person who controls (within the meaning of the Securities Act) the Company, for any legal and other expenses reasonably incurred as such expenses are incurred by the Company and each such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability or expense; provided, however, that the obligations of the Stockholders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Stockholder of Registrable Securities sold as contemplated herein. This indemnity is in addition to any liability that such Stockholder may otherwise have.

        (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, is approved by the Indemnified Party (whose approval will not be unreasonably withheld or delayed); and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations except to the extent that its defense of the claim or litigation involved is prejudiced by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of any claim or litigation, and no Indemnified Party will consent to entry of any judgment or settle any claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding himself or itself and the claim in question as the Indemnifying Party may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

        (d)  CONTRIBUTION.

           (i)  If  for  any reason  the  indemnification provided  for  in this
       Section 5 from an Indemnifying Party, although otherwise applicable by its terms, is determined by a court of competent jurisdiction to be unavailable to an Indemnified Party hereunder, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Parties as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of an Indemnifying Party and Indemnified Parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, an Indemnified Party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

           (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

    7. SUBSEQUENT REGISTRATION RIGHTS. In connection with any requested registration effected pursuant to Section 2 above, the Company shall be entitled to grant to any holder or prospective holder of any securities of the Company the right to include such securities in such registration; provided, however, that the inclusion of such securities in any such registration that is underwritten shall be limited or excluded altogether if the managing underwriter advises the Company in writing that marketing factors require such a limitation or exclusion. The rights of such holders or prospective holders to include such securities in such registration where the managing underwriters does accept such inclusion shall be subordinate to the rights of any Stockholder or Stockholders.

    8. TRANSFER OF RIGHTS. Provided that the Company is given prior written notice of such assignment, the rights granted hereunder to cause the Company to register securities may be assigned to (i) a transferee who acquires at least 1,000 shares of Registrable Securities and (ii) any affiliate or constituent partner or stockholder of a Stockholder.

    9.  MISCELLANEOUS.

        (a) SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

        (b) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company shall have obtained the prior written consent of the Stockholders holding 50% of the securities at the time constituting Registrable Securities.

        (c) NOTICES. All notices, requests, waivers, releases, consents, and other communications required or permitted by this Agreement (collectively, "Notices") shall be in writing. Notices shall be deemed sufficiently given for all purposes under this Agreement when delivered in person, when dispatched by telegram or (upon written confirmation of receipt) by electronic facsimile transmission or (upon written confirmation of receipt), when dispatched by a nationally recognized overnight courier service, or five Business Days after being deposited in the mail, postage prepaid, if mailed. all Notices shall be delivered as follows:

           (i) if to a Stockholder, at the address indicated on the signature pages to this Agreement;

           (ii) if to the Company, at:

                Informix Software, Inc.
               4100 Bohannon Drive
               Menlo Park, California 94025
               Attention: David H. Stanley, Esq.

                with a copy to:

                Wilson, Sonsini, Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California 94034-1050
               Attention: Douglas H. Collom, Esq.

          (iii) if to a Stockholder, with a copy to:

                Cooley, Godward, Castro, Huddleson & Tatum
               Five Palo Alto Square
               3000 El Camino Real
               Palo Alto, California 94306-2155
               Attention: Gregory C. Smith, Esq.

        (d) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Company and each Stockholder, their respective successors, heirs, legal representatives, and with respect to Stockholders, their assignees, including without limitation all partners and stockholders in the event of a distribution of the Registrable Securities by such Stockholders.

        (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (f) HEADINGS; CONSTRUCTION. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context otherwise requires, all references to Sections are to Sections of this Agreement, "or" is inclusively disjunctive, and words in the singular include the plural and vice versa. In computing any period of time specified in this Agreement or in any Notices, the date of the act or event from which such period of time is to be measured shall be included, any such period shall expire at 5:00 p.m., San Francisco time, on the last day of such period, and any such period denominated in months shall expire on the date in the last month of such period that has the same numerical designation as the date of the act or event from which such period is to be measured; provided, however, that if there is not date in the last month of such period that has the same numerical designation as of the date of such act or event, such period shall expire on the last day of the last month of such period.

        (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to the principles of conflicts of laws thereof.

        (h) SEVERABILITY. If one or more of the provisions hereof, or the applicable thereof in any circumstance, is held invalid, illegal or unenforceable in any respect, for any reason, the validity, legality and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby, and the provisions held to be invalid, illegal or unenforceable shall be reformed to the minimum extent necessary, and in a manner as consistent with the purposes thereof as is practicable, so as to render it valid, legal and enforceable.

        (i) ENTIRE AGREEMENT. This Agreement is intended by the parties hereto to be a final expression thereof and is intended to be a complete and exclusive statement of the agreement and understanding of such parties in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the Company and any Stockholders with respect to such subject matter; provided, however, that the restrictions described herein are in addition to, and not in limitation of, any other restrictions that may be applicable to each of the Stockholders, including, without limitation, (i) any restrictions applicable under the agreements from affiliates of STG dated October 25, 1995, executed by certain of stockholders and affiliates of STG and (ii) any restrictions applicable to officers and directors generally under policies of the Company (including, without limitation, policies relating to executive officers of the Company in connection with Section (16)(a) of the Exchange Act).

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

"COMPANY"                                INFORMIX CORPORATION

                                         By: ___________________________________

                                         Name: _________________________________

                                         Title: ________________________________

"STOCKHOLDERS"

                                          ______________________________________
                                          Signature

                                          ______________________________________
                                          Print Name

                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

                                   EXHIBIT A

                            SCHEDULE OF STOCKHOLDERS

                                 Jonathan Kraft

                                David Lichtblau

                                Kirill Sheynkman

                    Hummer Winblad Technology Funds II, L.P.

                    Hummer Winblad Venture Partners II, L.P.

                               Sequoia Capital VI

                         Sequoia Technology Partners VI

                                 Andrea Rester